OAKRIDGE
ENERGY TECHNOLOGIES

EMPLOYMENT AGREEMENT

ISSUED TO: Dr. James Pugh

POSITION: Director, Product Development

OAKRIDGE
ENERGY TECHNOLOGIES

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into effective as of the 1st day of August 2013, by and between Oak Ridge Energy Technologies, Inc. ("Company"), and Dr. James Pugh, ("James").

PREMISES

A. Company desires to employ James as the Director, Battery Development and James desires to accept employment in such position.

B. The parties desire to enter into this Agreement to set forth each party's rights and obligations under the employment relationship.

AGREEMENT

Now, Therefore, for and in consideration of the mutual covenants to be performed and the mutual benefits to be derived hereunder, the parties agree as follows:

1. **Employment.**

   Company hereby employs James as the Director, Battery Development to perform those duties customarily associated with such position and such other duties as may be assigned to James by Company's CEO or Board of Directors from time to time. James accepts and agrees to such employment on the terms and conditions set forth in this Agreement.

2. **Term.**

   The term of this Agreement shall be for two (2) years, commencing on March 11, 2013, and expiring at midnight on March 10, 2015 (the "Initial Term"), unless earlier terminated in accordance with the provisions of this Agreement. Provided, the Initial Term and any subsequent terms will automatically renew for an additional one (1) year periods, unless six (6) months prior to the expiration of the then current term, either party gives written notice to the other that this Agreement will not renew for an additional term.

3. **Duties.**

   James shall be employed by Company as the Director, Battery Development. James shall also serve in similar positions with such subsidiaries of Company as shall, from time to time, be requested by Company's President or Board of Directors.

   James shall devote 100% of his working time and efforts to the business of Company and its subsidiaries, and shall not during the term of this Agreement be engaged in any other business activities that will interfere or conflict with the reasonable performance of his duties hereunder, except where approved by the Board of Directors.

4. **Compensation.**

   1) Stock Participation (future). The Board of Directors will award James options under a yet to be structured Stock Option Plan consistent with awards made to other employees of similar stature.

   2) Base Salary. For all services rendered by James, Company shall initially pay to James a base salary of

$120,000 per annum, beginning March 11, 2013, and continuing for an initial period of 24 months. All salary payments shall be subject to withholding and other applicable taxes.

3) Executive Benefits. James shall be entitled to any employee benefits, as provided to other Company employees, including health medical and dental insurance. Company shall provide such health, medical and dental insurance to James at Company's expense.

4) Reimbursement of Expenses. Company shall promptly reimburse James for pre-approved expenses incurred in connection with Company's business, including expense for travel, lodging, meals, beverages, entertainment and other items upon James's periodic presentation of an account of such expenses.

5) Vacation. James shall receive 4 weeks of paid vacation for each 12-month calendar year employed. Scheduling of vacation weeks shall be decided between the CEO and James and will not adversely affect the Company's operations or business.

5. Non-Compete.

James hereby agrees that during the term of this Agreement and for a period of one year following the expiration or earlier termination hereof, James will not:

1) Own, manage, operate, or control any business that is directly competitive with any business as conducted by Company or any subsidiary thereof during the term of this Agreement, in any geographic market in which Company or any subsidiary thereof conducts business, or proposes to conduct business during the term of this Agreement.

2) Act as, or become employed as, an officer, director, manager, executive, consultant or agent of any business that is directly competitive with Company or any subsidiary thereof during the term of this Agreement in any geographic market in which Company or any subsidiary thereof conducts business during the term of this Agreement without the approval of the Board of Directors;

3) Solicit any similar business to that of Company, or sell any products or services that are in direct competition with Company's products and services, to any company which was within one year prior to the date of termination of James's employment, a customer or client of Company or any of its subsidiaries; or

4) Solicit the employment of any full time executives employed by Company or its subsidiaries as of the date of termination of this Agreement.

6. Termination.

1) Death. James's employment shall terminate automatically upon James's death during the term of this Agreement.

2) Disability. If James is absent from his full-time duties with Company as a result of incapacity due to mental or physical illness ("Disability") and such absence continues for a period of two (2) consecutive months, the base salary and any annual bonus payable to James under this Agreement shall be reduced by 50% until such time as James resumes the performance of his full-time duties with Company or this Agreement is terminated. If James's disability continues for four (4) months, Company may terminate James's employment effective on the 30th day, after delivery to James of a notice to that effect (the "Disability Termination Date"), unless James returns to the full-time

performance of his duties prior to the Disability Termination Date.

3) Cause. Company may terminate James's employment during the term of this Agreement for Cause. For purposes of this Agreement, "Cause" shall mean: (i) James being convicted of a felony; (ii) a willful act of taken by James in an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of employment with company in connection with his responsibilities; (iii) the willful and continued failure of James to perform substantially his duties with Company or its affiliates (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to James by the Board of Directors which specifically identifies the manner in which the Board of Directors believe James has not substantially performed James's duties and James has not performed such duties within 30 days of such notice, or (iv) the willful engaging by James in illegal conduct or gross misconduct which is materially and demonstrably injurious to Company. For purposes of this provision, no act or failure to act, on the part of James, shall be considered "willful" unless it is done, or omitted to be done, by James in bad faith or without reasonable belief that James's action or omission was in the best interests of Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors based upon the advice of counsel for Company shall be conclusively presumed to be done, or omitted to be done, by James in good faith and in the best interests of Company. The cessation of employment of James shall not be deemed to be for Cause unless and until there shall have been delivered to James a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors at a meeting held for that purpose (after reasonable notice is provided to James and James is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, James is guilty of the conduct described in subparagraph (i), (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

4) Notice of Termination. Any termination by Company shall be communicated by Notice of Termination to James hereto in accordance with Section 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of James's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

5) Date of Termination. "Date of Termination" means (i) if James's employment is terminated by Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if James's employment is terminated by Company other than for Cause or Disability, the Date of Termination shall be thirty (30) days after the date on which Company notifies James of such termination, and (iii) if James's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of James or the Disability Termination Date.

6) Obligations of Company upon Termination.

    a) Other than for Cause, or Disability. If, during the term of this Agreement, Company shall terminate James's employment other than for Cause, Death or Disability:

        1. Company shall pay to James in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            i. (a) Six months base salary (b) reimbursement of any and all monies

advanced in connection with James's employment through the Date of Termination.

ii. To the extent not theretofore paid or provided, Company shall timely pay or provide to James any other amounts or benefits required to be paid or provided or which James is eligible to receive under any plan, program, policy or practice or contract or agreement of Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

b) Death. If James's employment is terminated by reason of James's death during the Employment Period, this Agreement shall terminate without further obligations to James's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Stock owned by James at the time of Death will remain owned by James' Estate.

c) Disability. If James's employment is terminated by reason of James's disability during the term of this Agreement, this Agreement shall terminate without further obligations to James, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to James in a lump sum in cash within 30 days of the Date of Termination, and Other Benefits shall be paid as soon as practicable in accordance with the most favorable practices, policies and procedures followed by Company with respect to other executive employees.

d) Cause- Other than for Good Reason. If James's employment shall be terminated for Cause during the term of this Agreement, this Agreement shall terminate without further obligations to James other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. If James voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to James, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In any event, all Accrued Obligations shall be paid to James in a lump sum in cash within 30 days of the Date of Termination.

7. Nontransferability.

Neither James, James's spouse, James's designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared nonassignable and nontransferable except as specifically provided herein.

8. Indemnification.

Company shall indemnify James and hold James harmless from liability for acts or decisions made by James and/or Company while performing services for Company to the greatest extent permitted by the Florida Business Corporation Act and shall advance funds to James for the defense of any action, suit or proceeding prior to the conclusion thereof to the maximum extent permitted by the Florida Business Corporation Act. Company shall use its best efforts to obtain coverage for James under a directors and officers liability insurance policy which is issued by a recognized insurer of national standing acceptable to James, and which provides coverage customarily contained in director and officer liability insurance policies carried by companies of comparable size and structure that are engaged in business in a similar

industry.

9. Assignment.

This Agreement may not be assigned by either party without the prior written consent of the other party.

10. Notice.

Any notices or other communications required or permitted hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by a commercially recognized overnight delivery service providing confirmation of delivery, addressed as follows:

If to James, to:

James Pugh
5111 65th Avenue, Pinellas Park, FL 33781

If to Company, to:

Oak Ridge Micro-Energy, Inc.
C/O Jeffrey Flood CEO
751 North Drive
Melbourne Florida

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

11. Entire Agreement.

This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of James by Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto setting forth the specific manner in which this Agreement is to be amended or modified.

12. Enforcement.

Each of the parties to this Agreement shall be entitled to any remedies available in equiry or by stature with respect to the breach of the terms of this Agreement by the other party. James hereby specifically acknowledges and agrees that a breach of the agreements, covenants and conditions contained in Section 6 of this Agreement may cause irreparable harm and damage to Company, that the remedy at law, for the breach or threatened breach of such provisions of this Agreement may be inadequate, and that, in addition to all other remedies available to Company for such breach or threatened breach (including, without limitation, the right to recover damages), Company shall be entitled to injunctive relief for any breach or threatened breach of such sections of this Agreement.

13. Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

14. Full Settlement.

Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Company may have against James or others. In no event shall James be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to James under any of the provisions of this Agreement and such amounts shall not be reduced whether or not James obtains other employment.

15. Severability.

If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

16. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

17. Litigation Expenses.

If James or Company retains legal counsel and/or incurs other costs and expenses in connection with the enforcement of any or all of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs, and expenses incurred by the prevailing party in connection with the enforcement of this Agreement.

18. Survivability.

The provisions of Sections 8 and 10 shall survive termination of this Agreement.

19. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

Company: Oak Ridge Energy Technologies, Inc. – Mr Jeffrey Flood CEO

James: Dr. James Pugh

James K Pugh 10/3/2013